Exhibit 5.1

[Letterhead of Kutak Rock LLP]

December 3, 2009

Windstream Corporation

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Ladies and Gentlemen:

We have acted as special counsel to Windstream Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of shares of common stock of the Company, par value $0.0001 per share (the “Company Shares”), to be issued by the Company in connection with the Agreement and Plan of Merger dated as of November 2, 2009 (the “Merger Agreement”), among Windstream, Night Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Windstream, and NuVox, Inc., a Delaware corporation.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Company Shares, when issued and delivered by the Company as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion other than as to the federal laws of the United States of America and the DGCL (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Kutak Rock LLP